Exhibit 10.10

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

FINANCIAL INSTITUTIONS, INC.

2009 DIRECTORS’ STOCK INCENTIVE PLAN

Name of Director:	[FIRST] [LAST]

Date of Grant:	[DATE]

Number of Shares:	XXXX

Value of each Share on Date of Grant:	$XX.XX

Vesting Schedule:	The Vested Percentage of the Number of Shares set forth above shall be determined as of the following Vesting Date(s):

	Vesting Date Date of Grant The day prior to the Company’s first annual meeting of shareholders following the Date of Grant	Vested Percentage 50% Remaining 50%

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of [DATE], is made between Financial Institutions, Inc. (the “Company”) and the above-named individual (the “Director”) to record the grant to the Director by the Company’s Board of Directors (the “Board”)of an award of restricted stock (the “Award”) on the Date of Grant set forth above pursuant to Section 6 the Financial Institutions, Inc. 2009 Directors’ Stock Incentive Plan (the “Plan”).

The Company and the Director hereby agree as follows:

Section 1. Grant of Shares. The Board hereby grants to the Director, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, the Number of Shares set forth above of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The grant of shares of Common Stock to the Director, evidenced by this Agreement, is an award of restricted stock (as defined in the Plan) and such shares of restricted stock are referred to herein as the “Shares.”

Section 2. Vesting of Shares. Subject to Section 3 below, provided that the Director provides continuous services as a director of the Company through the Vesting Date(s) set forth above, ownership of the Shares shall vest pursuant to the Vesting Schedule set forth above. If the Director ceases to be a director of the Company for any reason before the Shares vest, the Shares shall be immediately forfeited.

Section 3. Change in Control. Subject to the Board’s discretion under the terms of the Plan, if prior to the latest of the Vesting Dates set forth above there is a change in control (as that term is defined in the Plan) of the Company, then all of the Director’s unvested Shares that have not been forfeited shall fully vest as of the date of the change in control.

Section 4. Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 of this Agreement shall be forfeited to the Company.

Section 5. Dividends. No dividends shall accrue or be paid to the Director with respect to any Shares subject to the Award that have not become vested Shares or that are subject to any restrictions or conditions on the record date for dividends, unless the Board provides otherwise.

Section 6. Rights as Shareholder. Except for the transfer and other restrictions set forth elsewhere in this Agreement (including the limitations on dividends set forth in Section 5 above) and in the Plan, the Director, as record holder of the Shares, shall possess all the rights of a holder of the Company’s Common Stock (including voting and dividend rights); provided, however, that prior to becoming vested and transferable the certificates representing such Shares shall be held by the Company for the benefit of the Director. As the Shares become vested Shares, the Company shall, as applicable, either remove the notations on any Shares issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of vested Shares. As noted above, the Director shall not receive any dividends on unvested Shares, and such dividends shall be permanently forfeited.

Section 7. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

Section 8. No Transferability. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become fully vested and transferable in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws. Prior to full vesting and transferability, all rights with respect to the Shares granted to a Director under the Plan shall be available, during such Director’s lifetime, only to such Director.

Section 9. Stock Power. Concurrently with the execution of this Agreement, the Director shall deliver to the Company a stock power, endorsed in blank, relating to the Shares. Such stock power shall be in the form attached hereto as Exhibit A. The stock power with respect to any certificate representing Shares that do not vest shall be completed in the name of the Company by an officer of the Company, and the Shares shall be returned to either authorized but unissued shares or treasury shares, depending on their original source.

Section 10. Adjustment of Shares. As provided by the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares, or of any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Director hereunder.

Section 11. No Employment or Service Rights. Neither the Plan nor this Award shall not confer upon the Director any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company may have to terminate the Director’s position as a director at any time.

Section 12. Coordination with Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any that may conflict with those contained in this Agreement. Capitalized terms used in this Agreement shall have the meaning given to such terms under the Plan.

Section 13. Notices. All notices to the Company shall be in writing and sent to the Company’s Director of Human Resources at the Company’s offices. Notices to the Director shall be addressed to the Director at the Director’s address as it appears on the Company’s records.

Section 14. Amendment. The Company may alter, amend or terminate this Agreement only with the Director’s consent, except as otherwise expressly provided by the Plan or this Agreement.

Section 15. Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

IN WITNESS WHEREOF, the Board and the Director have caused this Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	FOR THE BOARD:

By:

Name:

Title:

Dated:	DIRECTOR:

By:

Name:

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EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Financial Institutions, Inc. (the “Company”), XXXX shares of the Company’s common stock represented by Certificate No. XXXXXXX. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Award Agreement dated as of [DATE], between the Company and the undersigned.

Dated:

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